[LETTERHEAD OF SNODGRASS]

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (Nos. 333-163761 and 333-157524) on Form S-8 of ESSA Bank & Trust 401(k) Plan of our report dated June 29, 2010, relating to the financial statements and supplemental schedules of the ESSA Bank & Trust 401(k) Plan, which appears in this Annual Report of Form 11-K of ESSA Bank & Trust 401(k) Plan for the year ended December 31, 2009.

/s/ S.R. Snodgrass, A.C.

Wexford, PA
June 29, 2010